                                                                    Exhibit 4.04

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of
                                               ---------
October 22, 2001 and is entered into by and between (i) Homestore.com, Inc, a Delaware corporation located at 30700 Russell Ranch Road, Westlake Village, CA 91362 (the "Company" or "Homestore.com"), and Budget Group, Inc. a Delaware
            -------      -------------
corporation, located at 4225 Naperville Road, Lisle, Illinois 60532 ("BGI").
                                                                      ---

                                 R E C I T A L S
                                 ---------------

     A. The Company and BGI have entered into an Amendment to Marketing Agreement dated as October 22, 2001 (the "Amendment"). The Amendment amends the
                                          ---------
Marketing Agreement dated as of March 6, 2000 (the "Agreement") previously
                                                    ---------
entered into by and between the Company and BGI. Pursuant to Section 5(b) of the Amendment, BGI will acquire from the Company 4,804,560 shares of the Company's common stock (together with any shares of capital stock of the Company issued as a dividend or distribution thereon or in exchange therefor, the "Shares").
                                                                 ------
     B. Pursuant to Section 6 of the Amendment, the Company has agreed to register the Shares as provided herein.

                                A G R E E M E N T
                                -----------------

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, BGI and the Company (collectively, the "Parties") agree as follows:

     1. Definitions. For purposes of this Agreement:
        -----------

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
         ------------
any successor statute.

        "Register," "registered," and "registration" refer to a registration
         --------    ----------        ------------
effected by preparing and filing with the Securities and Exchange Commission (the "Commission") a registration statement in compliance with the Securities
      ----------
Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

        "Securities Act" means the Securities Act of 1933, as amended, or any
         --------------
successor statute.

        Other capitalized terms not defined herein will have the meanings given to them in the Amendment or the Agreement.

     2. Registration.
        ------------

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                  2.1 BGI Limitations. In connection with and as a condition to
                      ---------------
         Homestore.com's obligations with respect to the Registration Statement pursuant to Section 2.2 hereof, BGI covenants and agrees that it will not, unless Homestore.com consents thereto in writing, sell, in transactions reported on the NASDAQ consolidated system, (A) on any given day, more than the lesser of (i) three percent (3%) of the average daily trading volume for the Homestore.com Common Stock during the ten (10) business days prior to the date of any sale of Shares or
         (ii) 125,000 shares, or (B) during any given calendar week, more than the lesser of (i) eight percent (8%) of the average weekly trading volume for the Homestore.com Common Stock during the calendar week preceding the week of any sale of shares or (ii) 500,000 shares. This limitation shall apply to any sales by BGI of either the 1,085,271 Original Shares or the Shares in transactions reported on the NASDAQ consolidated system, but shall not apply to any sales of Shares or Original Shares by BGI that are not so reported; provided, however, in the event that if BGI desires to sell Shares or Original Shares in transactions not reported on NASDAQ or to enter into any other sale or disposition of the Shares or Original Shares in transactions not reported, then as a condition of such sale or disposition the purchaser, pledgee or other transferee must agree with BGI, in a written agreement stated to be for the benefit of Homestore.com, to be bound by the provisions of this Section 2.1 with respect to limitations on transactions reported on the NASDAQ consolidated system with respect to sales or other dispositions of Shares or Original Shares (but not other shares of Homestore.com that it may own) and to use one of the investment bank traders listed in this section with respect to such transactions. If BGI sells its Shares or Original Shares then BGI shall use one of the following investment bank traders; Credit Swisse First Boston, Deutsche Bank Alex.Brown & Co., McDonald & Company Securities, Inc., J.P. Morgan & Co., Morgan Stanley Dean Witter & Co., Robertson Stephens or Merrill Lynch Pierce Fenner & Smith.

                  2.2 Shelf Registration Rights. Homestore.com shall by 5:30
                      -------------------------
         p.m. (eastern time) on the first business day after Homestore.com holds a conference call to discuss its financial results for the quarter ended September 30, 2001 (or, if earlier, by 5:30 p.m. (eastern time) on November 2, 2001) prepare and file with the Commission a registration statement on Form S-3 covering offers and sales of the Shares by BGI on a delayed or continuous basis pursuant to Rule 415 under the Securities Act on the Nasdaq National Market (or the facilities of any national securities exchange on which the Homestore.com Common Stock is then traded), or in privately-negotiated transactions or through other customary methods (the "Registration Statement"). Homestore.com will use its best efforts, subject to receipt of necessary information from BGI to be included in the Registration Statement, to cause the registration Statement to be declared effective as soon as practicable.

                  2.3 Further Obligations of Homestore.com Relating to the
                      ----------------------------------------------------
          Registration.
         -------------

                      (a)   Blue Sky Compliance.  Homestore.com shall, in
                            -------------------
         connection with the Registration Statement, use its commercially reasonable efforts to register and qualify the Shares covered by the Registration Statement under such other securities or "blue sky" laws of such states as shall be reasonably requested by BGI; provided, however, that the obligation to make such registrations and qualifications shall only arise if such action is required by law in order for securities to be traded in such state; and provided, further, that Homestore.com shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states unless Homestore.com is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                     (b) Furnishing of Prospectus. With respect to the
                         ------------------------
          Registration Statement, Homestore.com shall use commercially reasonable efforts to furnish to BGI copies of any preliminary prospectus and, as expeditiously as reasonably possible after the effectiveness of the Registration Statement, furnish to BGI such number of copies of a final prospectus in conformity with the requirements of the Securities Act, and such other documents as BGI may reasonably request, in order to facilitate the resale or other disposition of the Shares.

                 2.4 Amendments. With respect to the Registration Statement, and
                     ----------
          subject to Section 2.6 of this Agreement, Homestore.com shall prepare and file with the Commission such amendments to the Registration Statement and amendments or supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete for the entire period during which the Registration Statement remains effective.

                 2.5 Notices.  Homestore.com shall:
                     -------

                     (a) Notify BGI promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective;

                     (b) Notify BGI promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information relating to BGI or the Shares held by BGI;

                     (c) Use commercially reasonable best efforts to notify BGI at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, of any event which would cause any such prospectus or any other prospectus as then in effect to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 2.6, promptly prepare and file with the Commission, and promptly notify BGI of the filing of, such amendments or supplements to the Registration Statement or prospectus as may be necessary to correct any such statements or omissions; and,

               (d) Notify BGI promptly after it shall receive notice of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and, subject to Section 2.7, promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued.

               2.6  Conditions and Limitations on Registration Rights.  The
                    -------------------------------------------------
         registration rights granted by this Section 2 are subject to the following additional conditions and limitations:

               (a)  Delay and Suspension. Homestore.com may delay or suspend the
                    --------------------
         effectiveness of the Registration Statement or BGI's ability to sell Shares pursuant to the Registration Statement (referred to herein as a "postponement") for a reasonable period of time (i) if Homestore.com determines, in its reasonable judgment, that sales of Shares by BGI thereunder would interfere with any financing, acquisition, corporate reorganization or other material transaction involving Homestore.com or any of its Affiliates or would require premature disclosure thereof, or
         (ii) because (A) Homestore.com concludes that there exists material nonpublic information that in Homestore.com's reasonable judgment would require a prospectus supplement or post-effective amendment to be filed with the Commission, or (B) Homestore.com concludes that it is necessary for Homestore.com to supplement the prospectus included in the Registration Statement or make an appropriate filing under the 1934 Act so as to cause the prospectus to become current, by delivering to BGI written notice of such postponement; provided, however, that if Homestore.com files any other registration statement (excluding registration statements on Form S-8) during this postponement period, the postponement period initiated by such notice shall terminate immediately. The written notice to BGI need not describe the circumstances resulting in the delivery of the notice, but shall include a certification by Homestore.com that Homestore.com has similarly postponed the use of its other registration statements (other than Form S-8 registration statements) relating to sales of shares by stockholders and has taken steps to prohibit sales by its officers and directors under its insider trading compliance program. During any postponement, Homestore.com's obligation under this Agreement to seek effectiveness of the Registration Statement or keep such Registration Statement current or effective shall be deferred. If Homestore.com effects a postponement hereunder, Homestore.com will promptly deliver notice to BGI of such postponement and will again deliver notice to BGI when such postponement is no longer necessary (including, without limitation, if postponements relating to sales of shares by stockholders pursuant to other registration statements or the steps to prohibit sales by its officers and directors have been terminated). If Homestore.com effects a postponement hereunder, Homestore will cause the amendment, supplement or filing to be made as soon as reasonably practicable thereafter (but shall not be obligated to disclose prematurely any nonpublic information) and to take other reasonable steps to terminate the postponement within the times required in this Agreement.

                           (b) Amended or Supplemented Prospectus. BGI agrees
                               ----------------------------------
         that, as a condition to the receipt of the registration rights contained herein, upon receipt of any notice of postponement from Homestore.com described in Section 2.6(a) hereof after it has been declared effective by the Commission, BGI shall forthwith discontinue disposition of the Shares until BGI's receipt of copies of a supplemented or amended prospectus from Homestore.com, or until it is advised in writing by Homestore.com that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by Homestore.com, BGI will deliver to Homestore.com all copies of the prospectus covering such Shares current at the time of receipt of such notice of postponement.

                           (c) Subsequent Offerings. In connection with a firm
                               --------------------
         commitment underwritten offering or underwritten Rule 144A offering of Homestore.com securities (a "Subsequent Offering"), if Homestore.com delivers a written notice to BGI of such intended offering and of its request for BGI to enter into the lock-up agreement described below, then BGI agrees that it will not sell or otherwise dispose of (or effect any transaction that transfers the economic risk of ownership
         of) any equity securities of Homestore.com that it beneficially owns for a period commencing with delivery of such notice (provided that Homestore.com is diligently pursuing such offering and that executive officers and directors of Homestore.com do not sell or otherwise dispose of any equity securities of Homestore.com during such period) and terminating 90 days (or such shorter period as Homestore.com or the managing underwriter requests) following the closing of the Subsequent Offering, and agrees that it will execute a lock-up agreement in customary form relating to such restrictions provided that Homestore.com's executive officers and directors also execute a similar lock-up agreement; provided, however, that the duration of any such lock-up relating to BGI shall be of the same duration as the shortest lock-up period applicable to any group of Homestore.com's officers and directors; and provided further, that such agreement is conditioned upon the completion of the Subsequent Offering.

                  2.7      Indemnification.
                           ---------------

                           (a) Indemnification by Homestore.com. Homestore.com
                               --------------------------------
         will, and hereby does, indemnify and hold harmless, BGI and its respective directors, officers, partners, agents and Affiliates and each other Person who participates as an underwriter in the offering or sale of the Shares and each other Person, if any, who controls BGI or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Shares held by BGI were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and

         Homestore.com will reimburse BGI and each such director, officer, partner, agent or Affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Homestore.com shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Homestore.com through an instrument executed by or on behalf of BGI or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that Homestore.com shall not be liable to any Person who participates as an underwriter in the offering or sale of the Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Shares to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of BGI or any such underwriter, director, officer, partner, agent or Affiliate or controlling Person and shall survive the transfer of such securities by BGI.

                           (b) Indemnification by BGI. BGI will, and hereby
                               ----------------------
         does, severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.7(a)) Homestore.com, and each director of Homestore.com, each officer of Homestore.com and each other Person, if any, who controls Homestore.com within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Homestore.com through an instrument duly executed by BGI specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of BGI under this Section 2.7(b) shall be limited to the amount of proceeds received by BGI in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Homestore.com or any such director, officer or controlling Person and shall survive the transfer of such securities by BGI.

                           (c) Notices of Claims, Etc. Promptly after receipt by
                               ----------------------
         an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless the indemnified party has been reasonably advised by outside counsel that a conflict of interest exists between such indemnified and indemnifying parties in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless such indemnified party has been reasonably advised by outside counsel that a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefore; provided, however, that the indemnifying party shall not be liable for the fees and costs of more than one counsel for all indemnified parties. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                           (d) Contribution. If the indemnification provided for
                               ------------
         in this Section 2.7 shall be judicially determined (by the entry of final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to a party seeking indemnification under Sections 2.7(a) or 2.7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Sections 2.7(a) or 2.7(b) hereof, the indemnified party and the indemnifying party under Sections 2.7(a) or 2.7(b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of Homestore.com, on the one hand, and BGI, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by Homestore.com, on the one hand, and BGI, on the other hand, from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                  2.8  Other Indemnification. Indemnification and contribution
                       ---------------------
         similar to that specified in Section 2.7 (with appropriate modifications) shall be given by Homestore.com, on the one hand, and BGI, on the other hand, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                  2.9  Information from BGI. In the event that BGI fails to
                       --------------------
         furnish to Homestore.com such information regarding itself, the Shares or the intended method of disposition of the Shares as may be required to effect the registration of the Shares, while such failure is continuing, Homestore.com shall not be obligated to take any action pursuant to this Agreement with respect to the Shares held by BGI.

                  2.10 Expenses of Registration. Homestore.com shall pay all
                       ------------------------
         registration, filing and qualification fees (including Commission filing fees and the listing fees of the Nasdaq National Market or any stock exchange on which Homestore.com securities are traded) attributable to the Shares registered under this Agreement, and any legal, accounting or other professional fees or expenses incurred by Homestore.com (collectively, "Registration Expenses"). BGI shall pay
                                       ---------------------
         all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to the sale of the Shares, as the case may be, registered by BGI and any legal, accounting or other professional fees incurred by BGI. Homestore.com shall pay all expenses in connection with any registration initiated pursuant to Section 2.2 which is withdrawn (pursuant to a written request made with the Commission pursuant to Rules 477 or 478 of the Securities Act or any successor rules thereto), delayed or abandoned, except if such withdrawal, delay or abandonment is a result of: (i) a request by BGI to withdraw, delay or abandon such registration; (ii) the failure to comply with the requirements of Section 2.9 hereof by BGI; or (iii) any withdrawal, delay or abandonment of the registration caused by the fraud, material misstatement or omission of a material fact by BGI to be included or required to be included in such registration. If BGI (or any transferees) sells or disposes of shares pursuant to the Registration Statement other than in ordinary brokers' transactions (as defined in Rule 144) and it is necessary to amend the Registration Statement or file a prospectus supplement to provide additional information regarding the selling shareholder or the manner of sale of shares, BGI agrees to reimburse Homestore.com for all reasonable fees and costs (including attorneys' fees) incurred in preparing and filing such amendment or supplement, promptly after submission by Homestore.com of invoices or other documentation in customary form.

                  2.11 Termination. At such time as BGI is able to sell the
                       -----------
         Shares (a) pursuant to Rule 144(k) under the Securities Act or (b) after it has satisfied the holding period specified in Rule 144 (d) under the Securities Act and the Shares could be sold in a three month period consistent with the volume limitations of Rule 144, or at such earlier time as all the Shares have been sold by BGI, the registration rights granted to BGI and the obligations of Homestore.com under this
         Article 2 (other than its obligations under Sections 2.1, 2.7, 2.10 and this Section 2.11) to BGI, shall be of no further force and effect whatsoever without any further action on the part of Homestore.com or BGI.

         3.       Miscellaneous.
                  -------------

                  3.1 Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.2 Choice of Law. This Agreement, and all the rights and
                      -------------
duties of the parties arising from or relating in any way to the subject matter of this Agreement, shall be governed by, construed, and enforced in accordance with the laws of the State of California (excluding California's conflict of laws rules which would refer to and apply the substantive laws of another jurisdiction). The parties hereby agree to submit themselves to the personal jurisdiction of the courts of Los Angeles, California, which shall be the exclusive venue for any disputes relating to this Agreement.

                  3.3 Waiver. No provision in this Agreement shall be deemed
                      ------
waived by course of conduct, unless such waiver is in writing signed by both parties and stating specifically that it was intended to modify this Agreement.

                  3.4 Partial Invalidity. Wherever possible, each provision
                      ------------------
hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be in effective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

                  3.5 Unenforceability. If any provision of this Agreement is
                      ----------------
determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or unenforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement and the Agreement shall continue in full force and effect.

                  3.6   Agreement Construction. Each party has reviewed, and has
                        ----------------------
been represented by counsel in connection with the negotiation of, this Agreement and no question of construction shall be resolved by any rule of interpretation providing for interpretation against the drafting party.

                  3.7   Article Headings.  Article and Section headings and
                        ----------------
titles in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  3.8   Entire Agreement.  This Agreement constitutes the entire
                        ----------------
agreement between the parties governing the matters addressed herein. No prior agreement or representation, whether oral or written, shall have any force or effect thereon.

                  3.9   Notices. All notices, requests and other communications
                        -------
hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, one business day after deposit with a reputable national overnight carrier service for overnight delivery, three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address specified at the beginning of this Agreement, or one business day after transmission by telecopier with confirmation of receipt to the facsimile number provided by the other party, or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                                                     BUDGET GROUP, INC.

                                            By: /s/ Sanford Miller
                                                -----------------------------
                                                Name:  Sanford Miller
                                                Title: Chief Executive Officer


                                                   HOMESTORE.COM, INC.


                                            By: /s/ Stuart Wolf
                                                ------------------------------
                                                Name:  Stuart Wolf
                                                Title: Chief Executive Officer